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                                                                 Exhibit 4.1A


                       ______________________________________

                INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                                     as ISSUER
                                        AND
                                MARINE MIDLAND BANK
                                     as TRUSTEE
                             __________________________

                            FIRST SUPPLEMENTAL INDENTURE
                            Dated as of January 23, 1998
                             __________________________

                     14% Senior Secured Discount Notes due 2001

                             Supplemental to Indenture
                            Dated as of August 15, 1996
                       ______________________________________

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     FIRST SUPPLEMENTAL INDENTURE, dated as of January 23, 1998, between
INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, having its principal office at 400 South El Camino Real, San Mateo, CA 94402 (hereinafter called the "Company"), and MARINE MIDLAND BANK, a New York banking corporation and trust company, as Trustee under the Indenture mentioned below (hereinafter called the "Trustee").

                               RECITALS

     WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of August 15, 1996 (hereinafter called the "Original Indenture"), to provide, among other things, for the issuance of the 14% Senior Secured Discount Notes due 2001;

     WHEREAS, Section 9.01 of the Original Indenture provides that, without the consent of the Holders of any of the Securities, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Original Indenture for the purpose of, among other things, curing any ambiguity, defect or inconsistency;

     WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture, and the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it; and

     WHEREAS, all acts and proceedings required by law, by the Original Indenture and by the Certificate of Incorporation and By-laws of the Company necessary to constitute this First Supplemental Indenture a valid and binding agreement of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and taken, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                     ARTICLE I.

                                    DEFINITIONS

     SECTION 1.1. DEFINITIONS. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

     (1) terms used herein in capitalized form and defined in the Original Indenture shall have the meaning specified in the Original Indenture;

     (2) the words "herein", "hereof" and "hereunder" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

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     (3) the term defined in the first paragraph of the Recitals herein shall have the meaning specified therein.

     For all purposes of the Original Indenture, except as otherwise expressed provided or unless the context otherwise requires:

     The terms defined in this Article I have the meaning assigned to them in this Article I and include the plural as well as the singular.

     "FIRST SUPPLEMENTAL INDENTURE" or THIS "SUPPLEMENTAL INDENTURE" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Original Indenture, as amended or supplemented.

                                     ARTICLE II.

                                    MODIFICATION

     SECTION 2.1.  AMENDMENT TO SECTION 1.01 OF THE ORIGINAL INDENTURE.
Section 1.01 of the Original Indenture is hereby amended by amending the following definition contained therein to read in full as follows:

     "Non-Recourse Debt" means, with respect to any Person, Indebtedness or that portion of Indebtedness (a) as to which the specified Person (i) does not provide credit support of any kind (including, without limitation, pursuant to any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is not directly or indirectly liable (as a guarantor or otherwise), or (iii) does not constitute the lender; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of such Indebtedness to take any action against the specified Person or, except in the case of any Project Financing otherwise permitted by clause (e) of the second paragraph of
Section 4.09 hereof, would permit any holder of Indebtedness of the specified Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the specified Person.

                                    ARTICLE III

                              MISCELLANEOUS PROVISIONS

     SECTION 3.1. REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS OF THE COMPANY. The Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

     SECTION 3.2. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee's approval of the form of this First

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Supplemental Indenture.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.3. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 3.4. SUCCESSORS AND ASSIGNS. All covenants, stipulations, promises and agreements in this Supplemental Indenture by or on behalf of the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

     SECTION 3.5. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.6. BENEFITS OF INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors under the Indenture and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 3.7. GOVERNING LAW. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 3.8. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Supplemental
Indenture as of the date first above written.

                               INTERNATIONAL WIRELESS
                               COMMUNICATIONS HOLDINGS, INC.


                               By:
                                  -----------------------------------
                                  Douglas S. Sinclair
                                  Executive Vice President and
                                  Chief Financial Officer


                                MARINE MIDLAND BANK,
                                as Trustee


                                By:
                                   ----------------------------------
                                Name:
                                Title:

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